Exhibit 10.2

FIRST AMENDMENT TO

AGREEMENT OF SALE AND PURCHASE

This First Amendment to Agreement of Sale and Purchase (the “Amendment”) is entered into as of the 30th day of April, 2013, by and between JEFFERSON EQUITY PARTNERS, LLC, a Tennessee limited liability company (“JEP”), OAK HILL PARTNERS, LLC, a Tennessee limited liability company (“OHP”), KNOXVILLE EQUITY PARTNERS, LLC, a Tennessee limited liability company (“KEP”), and EMORY DEVELOPMENT PARTNERS, LLC, a Tennessee limited liability company, (“EDP”; JEP, OHP, KEP and EDP being each referred to as a “Seller” and collectively as the “Sellers”), and CHP PARTNERS, LP a Delaware limited partnership (“Purchaser”). Sellers and Purchaser are sometimes collectively referred to herein as the “Parties”.

WITNESSETH:

WHEREAS, Purchaser and Sellers are parties to that certain Purchase Agreement of Sale and Purchase having an Effective Date of April 3, 2013 (the “Agreement”) wherein Sellers agreed to sell to Purchaser, and Purchaser agreed to purchase from Sellers, the Portfolio (this, and other initially capitalized terms used but not defined by this Amendment, shall have the meaning set forth in the Agreement) ; and

WHEREAS, JEP has reached an agreement to purchase Unit 204 in the JEP Building with the owner thereof; and

WHEREAS, the parties wish to add Unit 204 to the Portfolio; and

WHEREAS, Purchaser and Sellers further desire to amend the Agreement to clarify certain inconsistencies in the description of the JEP Units.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. JEP Units. The JEP Units were described in the Agreement according to their “suite” number (i.e. - the number that appears on the directory of the JEP Building), rather than the unit number as stated in the Jefferson Master Deed. To correct that discrepancy, the Parties agree that the references in the Agreement to units or suites in the JEP Building appearing in the left column of the table below shall be deemed to refer to the unit number in the right column of the table below:

Unit or Suite Number in the Agreement	Correct Unit Number per the Jefferson Master Deed
G10	G01
G20	G06
G30	G05

G40	G02
G50	G04
G60	G03
110	101
120	103
130	102
210	201
220	206
230	205
240	202
250	204
260	203

2. Unit 205. All references in Section 12.20 of the Agreement to “JEP Closing Certificate” shall be amended to be “JEP Unit 205 Closing Certificate”.

3. Addition of Unit 204. The following Section 12.21 is added to the Agreement:

12.21 Unit 204. The Parties agree and acknowledge that as of the Effective Date, Seller does not own Unit 204, but rather has only a contractual right to purchase Unit 204 and that the Parties intend that Sellers shall acquire fee title to Unit 204 prior to Closing. Accordingly, the Parties agree and acknowledge that none of the representations made by Sellers hereunder shall be effective with respect to Unit 204 as of the Effective Date. If JEP acquires fee title to Unit 204 prior to the Closing Date and delivers a certificate to Purchaser making the same representations with respect to Unit 204 that the Sellers have made in Section 6.1 with respect to the Portfolio (the “JEP Unit 204 Closing Certificate”), then, subject to Purchaser’s rights as set forth elsewhere in the Agreement, Purchaser shall be obligated to take title to Unit 204. In the event that JEP does not own Unit 204 as of the Closing Date or is not willing to deliver the JEP Unit 204 Closing Certificate, each of JEP and Purchaser shall have the right to terminate this Agreement with respect to Unit 204 only (but not with respect to the remainder of the Portfolio), in which event the Purchase Price shall be reduced by the amount of Nine Hundred Thousand and No/100 dollars ($900,000.00) and the Parties rights with respect to the remainder of the Portfolio shall be unaffected. JEP shall be obligated to deliver a JEP Unit 204 Closing Certificate unless JEP has a bona fide, good faith belief that any representation set forth in Section 6.1 is untrue. While the representations contained herein are not to be deemed to apply to Unit 204 prior to the date on which Sellers acquire title to Unit 204, in the event that Purchaser discovers any state of facts which would make any representation from any Seller untrue were such representation to be applicable to Unit 204, then Purchaser shall have the right to terminate this Agreement with respect to Unit 204 only (but not with respect to the remainder of the Portfolio), in which event the Purchase Price shall be reduced by the amount of Nine Hundred Thousand and No/100 dollars ($900,000.00) and the Parties rights with respect to the remainder of the Portfolio shall be unaffected. At all times prior to Closing, Sellers shall reasonably cooperate with Purchaser in Purchaser’s due diligence investigations with respect to Unit 204, and shall use commercially reasonable efforts to cause Aceland to reasonably cooperate with Purchaser in Purchaser’s due diligence investigations with respect to Unit 204. To the extent that Seller obtains Seller’s Actual Knowledge of any material fact or condition relating to Unit 204 which would (i) make any representation untrue were such representation applicable to Unit 204, or (ii) the existence of which Seller could reasonably anticipate would impact Purchaser’s desire to acquire title to Unit 204, Seller shall promptly disclose such fact or condition to Purchaser in writing.

4. Amendment to Exhibit A. The description of the JEP Units in Exhibit A is amended to read as follows:

All units of the Jefferson Medical Commons Condominium, 120 Hospital Drive, Jefferson City, TN as described in the Jefferson Master Deed (excluding units 101, 102 and 203) (the “JEP Units”).

5. Amendment to Schedule 3.3. Schedule 3.3 to the Agreement is replaced by Schedule 3.3 attached to this Amendment.

6. Additional Defined Terms. The following additional Defined Terms are added to Article 1 of the Agreement:

“Aceland” shall mean Jefferson City Aceland Properties, LLC

“Unit 204” shall mean condominium unit 204 in the JEP Building.

7. Amended Defined Terms. The following Defined Terms are amended in their entirety to read as follows::

“Due Diligence Period” shall mean that period of time beginning on the Effective Date and ending at 5:00 pm, Eastern Time, on the date which is thirty seven (37) days after the Effective Date (and subject to extension as described in Section 4.1 below).

“JEP Units” shall mean all condominium units in the JEP Building, except for units 101, 102 and 203.

“Jefferson Master Deed” means the Master Deed between JEP and Jefferson Owner’s Association, dated November 27, 2000, of record in Book 110, page 119, Register’s Office for Jefferson County, Tennessee, as amended by a First Amendment to

Master Deed of record in Book 592, page 558, said Register’s Office, pursuant to which the JEP Building was converted into a condominium regime.

“Purchase Price” shall mean shall mean Fifty-Five Million Four Hundred Thousand Dollars ($55,400,000.00), inclusive of the Earnest Money, and which shall be adjusted or reduced at Closing pursuant Articles VIII and/or XII of this Agreement.

8. Ratification. All of the terms, covenants, conditions, representations and warranties set forth in the Agreement shall continue in full force and effect and are hereby ratified and affirmed.

9. Counterparts. This Amendment may be executed in two or more counterparts, either electronically or manually, and manually-executed counterparts may be delivered in faxed or scanned electronic form, each of which (whether originally executed or such a faxed or scanned electronic document) shall be deemed an original, and all of which together shall constitute one and the same instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart hereof signed by each of the parties.

Signatures on following page

IN WITNESS WHEREOF, Sellers and Purchaser have executed this First Amendment effective as of the day and year written above.

PURCHASER:

CHP PARTNERS, LP, a Delaware limited partnership

By: CHP GP, LLC, a Delaware limited liability company., its general partner

By: CNL Healthcare Properties, Inc., a Maryland corporation, its sole member

By:	/s/ Tracey B. Bracco
Name:	Tracey B. Bracco
Title:	Vice President
Date:	4/29/13

SELLERS:

JEFFERSON EQUITY PARTNERS, LLC, a Tennessee limited liability company,

By:	/s/ Norman T. Brinkman
Title:	President
Date:	April 30, 2013

KNOXVILLE EQUITY PARTNERS, LLC, a Tennessee limited liability company,

By:	/s/ Norman T. Brinkman
Title:	President
Date:	April 30, 2013

EMORY DEVELOPMENT PARTNERS, LLC, a Tennessee limited liability company,

By:	/s/ Norman T. Brinkman
Title:	President
Date:	April 30, 2013

OAK HILL PARTNERS, LLC, a Tennessee limited liability company,

By:	/s/ Norman T. Brinkman
Title:	President
Date:	April 30, 2013

SCHEDULE 3.3

ALLOCATION OF PURCHASE PRICE AND EARNEST MONEY

[Intentionally Omitted]